EXHIBIT 99.1

EMAGIN ANNOUNCES RESULTS OF THE 2003 ANNUAL MEETING Stock Option Plan Amended; Rohm Collaboration Announced; Q2 Guidance

Hopewell Junction, New York --- (BUSINESS WIRE) --- July 3, 2003 --- eMagin Corporation (AMEX:EMA), a leading developer of organic light emitting diode
(OLED) microdisplay technology, announced results of its annual general meeting held on July 2, 2003. Shareholders holding 23,555,038 shares were represented at the annual general meeting in person or by proxy.

At the meeting, the Company's shareholders approved all of the proposals presented at the meeting, which included the following matters:

          1. Gary W. Jones and Jack Rivkin were elected as Class A members and Paul Cronson was elected as a Class B member to the board of directors;

          2. The amendment to the articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000;

          3. The granting to the board of directors of the authority to amend the articles of incorporation to effect a one-for-ten reverse stock split, upon determination by the board that such a reverse stock split is in the best interests of the Company and its shareholders;

          4.   The adoption of eMagin's 2003 Stock Option Plan; and

          5. The ratification of Grant Thornton LLP as eMagin's independent accountants for fiscal years 2002 and 2003.


     In addition, following the approval of all proxy proposals, the board of directors passed a resolution to amend the 2003 Stock Option plan to limit the evergreen provision to 2,000,000 additional shares for 2004 and an additional 3% per year for each year thereafter instead of an additional 20% per year.

         Forward-looking statements or additional information provided at the meeting included the following:

          1. Guidance was given for an expectation, pending additional audit review, of a profitable second quarter 2003, primarily driven by benefits from the debt restructuring;

          2. Following the company's recent financing, materials for production of microdisplays were on order and on schedule for delivery, but a prior lack of materials has reduced the volume of shipments the past quarter;

          3. The company's backlog of purchase agreements is intact, but the schedules of customer product launches and required shipment schedules were being revised;

          4. Typical pricing of SVGA displays is in the $75-600 range depending on quantities, terms, and specifications, with sample quantities typically being priced higher. These displays include built-in light sources, drivers, and primary controllers, providing for low system cost;

          5. Disclosure was made of a display and integrated circuit design collaboration with Rohm Corporation for small size displays with larger numbers of displays per wafer to permit lower pricing. Displays will be developed for use as viewfinders for potential use in high volume consumer products such as camcorders and cameras. (Additional information will be provided by the companies in a forthcoming announcement).


         About eMagin Corporation

A leading developer of virtual imaging technology, eMagin combines integrated circuits, OLED microdisplays, and optics to create a virtual image similar to the real image of a computer monitor or large screen TV. eMagin provides near-eye microdisplays incorporated in products such as viewfinders, digital cameras, video cameras and personal viewers for cell phones as well as headset-application platforms which include mobile devices such as
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notebook and sub-notebook computers, wearable computers, portable DVD systems, games and other entertainment. eMagin's corporate headquarters and microdisplay operations are co-located with IBM on its Hudson Valley campus in East Fishkill, N.Y. Wearable and mobile computer headset/viewer system design and full-custom microdisplay system facilities are located at its wholly owned subsidiary, Virtual Vision, Inc., in Redmond, WA. URL: http://www.emagin.com

Forward Looking  Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or each company's future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the company, or any other person, that such forward-looking statements will be achieved. The business and operations of the company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.


eMagin, Susan Jones, 845-892-1900, sjones@emagin.com or info@emagin.com